EXHIBIT 4.8

WARRANT TO PURCHASE COMMON STOCK

                                                                                                                                                                Warrant to Subscribe
                                                                                                                                                                for 500,000 Shares

VOID AFTER 5:00 P.M., HOUSTON, TEXAS TIME AS PROVIDED IN SECTION 1(a)

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE ACT OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

EPICEDGE, INC.  (f/k/a Design Automation Systems, Inc.), a Texas corporation (the “Company”), hereby certifies that, in consideration of $5,000.00 received, Reliant Energy Ventures, Inc., a Delaware corporation ( the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company 500,000 shares of the common stock, $.01 par value, of the Company (the “Company Common Stock”), at a purchase price per share of $22.00 (the “Exercise Price”).  The number and character of the shares purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided herein.  The term “Warrant” as used herein shall include this Warrant, any Warrant issued in substitution for or replacement of this Warrant or any Warrant into which this Warrant may be divided or exchanged.  The shares of Company Common Stock purchasable upon the exercise of this Warrant are hereinafter sometimes referred to as “Warrant Shares”.

This Warrant may be assigned, transferred, sold, offered for sale or exercised by the Holder only upon compliance with all the pertinent provisions hereof.

1.             Exercise of Warrant.

(a)           Exercise Period.    The Holder may exercise, in whole or in part (including as to a fractional share of Company Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the earlier to occur of (i) sixty (60) days after the consummation of a registered public offering of Company Common Stock by the Company under the Act and (ii) October 3, 2001 (such earlier date being the “Vesting Date”), until 5:00 p.m., Houston, Texas time, on the third anniversary of the Vesting Date (the “Exercise Period”).  In the event the Company sells all or substantially all of its assets or is a party to a merger, consolidation or exchange in which it is not the surviving party, the Vesting Date shall immediately accelerate to the effective date of such transaction.

(b)           Exercise Procedure.

(i)              This Warrant will be deemed to have been exercised at such time during the Exercise Period as the Company has received all of the following items (the “Exercise Time”):

(A)          a completed Notice of Exercise, as described in Section 1(c) below, executed by the person (as hereinafter defined) exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(B)           this Warrant; and

(C)           a check payable, or wire transfer of immediately available funds, to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Company Common Stock being purchased upon such exercise.

(ii)           Certificates for shares of Company Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) business days after the date of the Exercise Time.  Each share of Company Common Stock issuable upon exercise of this Warrant will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and reflecting the appropriate adjustments required hereunder, and will, within such five-day period, deliver such new Warrant to the person designated for delivery in the Notice of Exercise.

(iii)          Upon the exercise of this Warrant in whole or in part, the Holder may, at its option, submit to the Company written instructions from such Holder to apply any specified portion of the Warrant Shares issuable upon such exercise in payment of the Exercise Price required upon such exercise, in which case the Company will accept such specified portion of the Warrant Shares (at a value per share equal to the then fair market value of such Warrant Shares less the Exercise Price then in effect), in lieu of a like amount of such cash payment.

(c)           Notice of Exercise.  Upon any exercise of this Warrant, the Notice of Exercise will be substantially in the form set forth in Exhibit 1 hereto, except that if the shares of Company Common Stock are not to be issued in the name of the Holder in whose name this Warrant is registered, the Notice of Exercise will also state the name of the Affiliate (as herein after defined) to whom the certificates for the shares of Company Common Stock are to be issued, and if the number of shares of Company Common Stock to be issued does not include all the shares of Company Common Stock purchasable hereunder, it will also state the name of the Holder or the Affiliate to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.  Such Notice of Exercise will be dated the actual date of execution thereof.

2.             Adjustment of Exercise Price.

(a)           Adjustment.  If, at any time during the Exercise Period, the number of outstanding shares of Company Common Stock is (i) increased by a stock dividend payable in shares of Company Common Stock or by a subdivision or split-up of shares of Company Common Stock, or (ii) decreased by a combination of shares of Company Common Stock, then, following the record date fixed for the determination of holders of Company Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, as the case may be, the Exercise Price shall be adjusted to a new amount equal to the product of (A) the Exercise Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Company Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)) by (y) the number of shares of Company Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

(b)           Calculations.  All calculations under this Section 2 shall be made to the nearest one/one hundredth (1/100) of a cent.

(c)           Statement.  Whenever the Exercise Price shall be adjusted as provided above, the Company shall promptly deliver to the Holder a statement showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment.

3.             Adjustment of Warrant Shares.  Upon each adjustment of the Exercise Price as provided in Section 2, the Holder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment.  No fractional shares of Company Common Stock shall be issued upon exercise of this Warrant.  Instead of any fractional shares of Company Common Stock which would otherwise be issuable upon exercise of this Warrant, the Holder may deduct from the aggregate Exercise Price an amount equal to the product of (i) the Exercise Price and (ii) such fractional interest.

4.             Reorganization and Recapitalization.  In case of any capital reorganization or reclassification (including any change or exchange of the outstanding Company Common Stock into a stock with par value to stock with a different par value or no par value), or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company) (each such event, a “Corporate Event”), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such Corporate Event had this Warrant been exercised immediately prior to the effective date of such Corporate Event and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in Sections 2, 3 and 4 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in Sections 2, 3 and 4 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.  The above provisions of this Section 4 shall similarly apply to successive Corporate Events.  The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder.  A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

5.             Restrictions on Sale.  Notwithstanding anything to the contrary contained herein, the Holder and all Affiliates agree not to sell, transfer or otherwise dispose of more than four thousand nine hundred ten (4,910) Warrant Shares per week, on a cumulative basis, for a period of two (2) years after the exercise of this Warrant; provided, however, that if the Company sells all or substantially all of its assets or is a party to a merger, consolidation or exchange in which it is not the surviving party, this Section 5 shall lapse and be of no further legal consequence.

6.             No Voting Rights; Limitations of Liability.  This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.  No provision hereof, in the absence of affirmative action by the Holder to purchase Company Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Company Common Stock acquirable by exercise hereof or as a shareholder of the Company.

7.             Transfer.  Notwithstanding anything to the contrary contained herein, the Holder may not assign, transfer, re-certificate, sell or otherwise dispose of this Warrant to any person or entity other than an Affiliate (as hereinafter defined) of the Company.  For purposes of this Warrant, the term “Affiliate” means (a) a person or entity that directly or indirectly owns fifty percent (50%) or more of the capital stock of Reliant Energy Ventures, Inc. or (b) any direct or indirect wholly-owned subsidiary of Reliant Energy Ventures, Inc.  This Warrant, the Warrant Shares and all other securities issued or issuable upon exercise of this Warrant may not be offered, sold, transferred, or otherwise disposed of, in whole or in part, in the absence of an effective registration statement under the Act, and all applicable state securities statutes or an opinion of counsel acceptable to the Company to the effect that such registration is not required.

8.             Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Warrant, the Company will (at its expense, except that the cost of any lost security indemnity bond required shall be paid for by the Holder) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

9.             Warrant Shares to be Fully Paid.  The Company covenants that all of the Warrant Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant will, upon such delivery, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or rights of first refusal, and the Company shall take all such actions as may be necessary to assure that the par value, if any, per share of the Company Common Stock is at all times equal to or less than the Exercise Price.  The Company shall pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.  The Company will not, however, be required to pay any such taxes imposed in connection with any transfer of this Warrant or any Warrant Shares or any federal or state income taxes payable in respect of the purchase, ownership, sale, transfer, exercise or other disposition of this Warrant or any Warrant Shares.

10.           Notices.  All notices referred to in this Warrant shall be in writing and shall either be delivered personally to the recipient, sent to the recipient by telecopy with confirmed receipt (with hard copy to follow), sent to the recipient by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so personally delivered or sent by telecopy with confirmed receipt, one business day after being sent, or five business days after being deposited in the U.S. Mail (a) to the Company at 3200 Wilcrest Drive, Suite 370, Houston, Texas 77042-6018, telecopy (713) 784-2486, and (b) to the Holder of this Warrant, at such Holder’s address as it appears in the corporate records of the Company (except as otherwise indicated in writing by any such Holder).

11.           Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Warrant may be amended only in a writing executed by the Holder and the Company.

12.           Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Company Common Stock as is then issuable upon the exercise of all outstanding Warrants.

13.           Piggyback Registration Rights.

(a)           Right to Piggyback.  For purposes of this Warrant, the term “Registrable Securities” shall mean the Warrant Shares.  At any time after this Warrant has been exercised for Warrant Shares in accordance herewith and whenever the Company proposes to register any of its securities under the Act (other than pursuant to a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will, subject to the provisions of this Section 13 and the priority of any registration rights granted to any person or entity by the Company prior to the date of this Warrant, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b)           Priority on Secondary Registrations.  If a Piggyback Registration involves an underwritten registration on behalf of holders of the Company’s securities other than the holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders of such securities requesting such registration, pro rata among those holders on the basis of the number of shares that such holder has requested to be included in such registration and (ii) second, the Registrable Securities requested to be included in such registration and the other securities requested to be included in such registration, pro rate among the holders of such securities.

14.           Holdback Agreement.

(a)           Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

(b)           The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

15.           Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will:

(a)           prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective;

(b)           prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the registration statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)            provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)           notify the Holders of any stop order issued or threatened by the Securities and Exchange Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(h)           cause the prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 under the Act;

(i)            make “generally available to its security holders” within the meaning of Rule 158 an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder no later than 90 days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of the registration statement;

(j)            make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(k)           if requested by the managing underwriter or underwriters, if any, or the Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Holders, as the case may be, reasonably requests to be included therein including, without limitation, information with respect to the number of shares of Company Common Stock being sold by the Holder to any underwriter, or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the shares of Company Common Stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

(l)            make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement and the counsel retained by the Holder, counsel for the underwriters and any accountant or other agent retained by the Holder or any such underwriter (collectively the “Inspectors”) all financial and other records, pertinent corporate documents and properties of the Company (the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, that Records which the Company determines, in good faith, to be confidential and which the Company notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after delivery of sufficient notices to the Company to enable the Company to contest such subpoena or order;

(m)          enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions in order to expedite or facilitate the disposition of such Registrable Securities;

(n)           take all other steps reasonably necessary to effect the registration of the shares of Company Common Stock contemplated hereby; and

(o)           cause all such shares of Company Common Stock to be listed or included not later than the date of the first sale of shares of Company Common Stock under such registration statement on any securities exchanges or trading systems on which similar securities issued by the Company are then listed or included.

16.           Indemnification.

(a)           In connection with any registration under this Agreement, the Company shall indemnify, to the extent permitted by law, the Holder against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material facts contained or incorporated by reference in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to the Company by the Holder expressly for use therein or by the Holder’s failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after the Company has furnished the Holder with a sufficient number of copies of the same.

(b)           In connection with any registration under this Agreement, the Holder shall furnish to the Company in writing such information concerning the Holder and its proposed offering of shares as is reasonably requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state therein a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing to the Company by the Holder expressly for use in the registration statement.  Notwithstanding the foregoing, the liability of the Holder under this Section shall be limited to an amount equal to the net proceeds actually received by the Holder from the sale of the relevant shares covered by the registration statement.

(c)           Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties’ reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party.  If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party that is not entitled or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

17.           Underwriting Agreement.  In connection with each registration hereunder covering an underwritten registered offering, (i) the Holder shall execute and deliver to the Company a written power of attorney instrument that (A) appoints an officer of the Company as such Holder’s attorney-in-fact for purposes of executing and delivering an underwriting agreement among the Company, the underwriters named therein and the Holder specifying the terms and conditions applicable to the sale of the Company Common Stock of the Holder in such offering and (B) otherwise is in such form and containing such provisions as are customary in the securities business for such an arrangement in connection with an underwritten registered offering in which the Holder is a participant, including a provision that authorizes the attorney-in-fact appointed by the Holder to execute and deliver such an underwriting agreement in the event that the net price per share to be received by the Holder from the sale of the shares of Company Common Stock to be sold in such offering is not less than a price specified in such instrument and (ii) the Company and the Holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Company’s size and investment stature, including indemnification; provided, however, that (A) the Holder shall be exempt and excluded from any indemnification of the managing underwriters other than with respect to information provided by the Holder with respect to the Holder to the Company or the managing underwriters specifically for inclusion in any such registration statement and (B) the Holder shall not be obligated to enter into such an underwriting agreement in the event that the net price per share to be received by the Holder from the sale of shares of Company Common Stock to be sold in such offering is less than the floor price specified in the power of attorney instruments executed and delivered to the Company pursuant to clause (i) above.

18.           Transfer of Rights.  The right to cause the Company to register shares of Company Common Stock under this Agreement may be assigned to a transferee or assignee of any Holder to the extent that such transfer or assignee is an Affiliate.

19.           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Company Common Stock to the public without registration, the Company agrees to use its reasonable efforts, to:

(a)           Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Act;

(b)           file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934 (the “1934 Act”); and

(c)           as long as the Holder owns any restricted Company Common Stock, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the current public information requirements of Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Holder to sell any such shares without registration.

20.           Miscellaneous Provisions.

(i)            Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and assigns and shall inure to the benefit of the original Holder, its successors and assigns and all permitted holders of Warrant Shares.

(ii)           Section headings and the several parts used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant.  Unless otherwise provided herein, or unless the context otherwise requires, the use of the singular shall include the plural and the use of any gender shall include all genders.

21.           Governing Law.    The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and to be dated April 11, 2000.

EPICEDGE, INC.
(f/k/a Design Automation Systems, Inc.), a Texas corporation

By:	/s/ [ILLEGIBLE]
Its:	Chief Executive Officer

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase common stock of Design Automation Systems, Inc. (d/b/a EpicEdge), a Texas corporation (the “Company”), pursuant to a Warrant.)

The undersigned Holder of a Warrant hereby:

(i)	irrevocably elects to exercise the Warrant to the extent of purchasing shares of common stock of the Company;

(ii)	makes payment in full of the aggregate Exercise Price for those shares in the amount of $ by the delivery of a check or issuance of a wire transfer in the said amount;

(iii)

requests that a certificate for such shares be issued in the name of the undersigned or, if the name and address of some other person is specified below, in the name of such other person [such person must be a person authorized to be a transferee by the terms of the Warrant]:

(Name and address of person other than the undersigned in whose name shares are to be registered)

(iv)

requests, if the number of shares transferred are not all the shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address state below [or in the name of the authorized person specified below].

(Name and address of person other than the undersigned in whose name new Warrant is to be issued)

Dated:
Signature

(This signature must conform in all respects to the name of the Holder as specified on the fact of the Warrant)

Printed Name

Address:

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and to be dated April 3, 2000.

EPICEDGE, INC.
(f/k/a Design Automation Systems, Inc.), a Texas corporation

By:	/s/ [ILLEGIBLE]
Its:

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and to be dated April 3, 2000.

EPICEDGE, INC.
(f/k/a Design Automation Systems, Inc.), a Texas corporation

By:	/s/ [ILLEGIBLE]
Its: